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                                   Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Florida Progress Corporation of our report dated June 23, 1999 relating to the financial statements of the Savings Plan for Employees of Florida Progress Corporation for the year ended December 31, 1998 which appears in the Form 11-K of Florida Progress Corporation.





/s/ PricewaterhouseCoopers LLP
------------------------------

PricewaterhouseCoopers LLP
Philadelphia, PA
June 23, 1999